EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
VCA Antech, Inc.


We consent to the use of our report dated February 23, 2004, with respect to the consolidated balance sheets of VCA Antech, Inc. as of December 31, 2003 and 2002, and the related consolidated statements of operations, stockholders' equity (deficit), comprehensive income (loss) and cash flows for each of the years in the three-year period ended December 31, 2003, and the related financial statement schedule, incorporated herein by reference and to the reference to our firm under the headings "Experts" and "Selected Financial Data", incorporated by reference in the prospectus. Our report refers to the adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," on January 1, 2002, and Financial Accounting Standards Board Interpretation No. 46R, "Consolidation of Variable Interest Entities," as of December 31, 2003.


/s/ KPMG LLP
------------------------------
/s/ KPMG LLP



Los Angeles, California
April 12, 2004